EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

Numerex Corp.:

We consent to the incorporation by reference in Registration Statement No. 333-38667 of Numerex Corp. on Form S-8 of our report dated December 17, 1997 appearing in and incorporated by reference in this Annual Report on Form 10-K of Numerex Corp. for the year ended October 31, 1997.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
January 28, 1998